Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

          I, Michael E. Healy, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of ShoreTel, Inc. for the quarter ended September 30, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of ShoreTel, Inc.

Dated: November 13, 2007	By:	/s/ Michael E. Healy
	Name:	Michael E. Healy
	Title:	Chief Financial Officer
(Principal Accounting and Financial Officer)

This certification accompanies this Report pursuant to Section 906 of the Sarbanes - Oxley Act of 2002 and is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by referenced into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 (whether made on or before or after the date of this Report), irrespective at any general incorporation language contained in such filing.